SERVICE BANCORP, INC.


NUMBER OF SHARES
Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum purchase is _____ shares.

METHOD OF PAYMENT
Check the appropriate box(es). You may pay by check, bank draft or money order and/or authorize withdrawal from your Summit Bank savings or certificate account(s). If paying by certified or teller's check, please make it payable to Summit Bank. Your funds will earn interest at the Bank's certificate rate per annum until the offering is completed. If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest from a savings or certificate account at the same account rate and cannot be withdrawn by you until the offering is completed or terminated.

STOCK REGISTRATION
Print the name(s) in which you want the stock registered. See the reverse side of this form for registration guidelines.

Enter the social security number (or tax I.D. number) of the registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check other and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included.

NASD AFFILIATION

Please refer to the National Association of Securities Dealers, Inc. (NASD) affiliation section and check the box if applicable. Under the guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon the purchase of such securities, as established by the NASD.

_____ Check here and initial below if you are a member of the NASD or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this purchase order in writing to the applicable NASD member I am associated with within one day of the payment for the stock. (Initials)_________

ACKNOWLEDGMENT

Sign and date the form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

DEADLINE

This form along with the Form of Acknowledgment, properly executed and with the correct payments must be received by 12:00 noon, Massachusetts Time, on September___, 1998 and will be deemed received upon the date and the time of delivery of the form to our office. Please submit your order using the enclosed postage-paid envelope or hand-delivering to Summit Bank.

TELEPHONE INFORMATION

Please enter both a daytime and evening telephone number where you may be reached in the event we cannot execute your order as given.

Daytime Phone  (          ) ____________________

Evening Phone  (          ) ____________________

                                STOCK ORDER FORM

Number of Shares                 Offering  Price             Total Amount Due

______________ X               $      10.00                   =_______________
                               ---------------------

_____ Enclosed is a certified teller's check, bank draft, or money order payable to Summit Bank for $________.

_____    I authorize withdrawal from the following Summit Bank account(s):


   Account Number(s)                                   Amount
                                                 $
                                                 $
   Total Withdrawal                              $

_________________________________________________________________
Name(s) in which your stock is to be registered
_________________________________________________________________
Name(s) in which your stock is to be registered
_________________________________________________________________
Address
_________________________________________________________________
City                                        County
_________________________________________________________________
State                                       Zip Code
_________________________________________________________________
Social Security # or Tax ID #

_______     Individual   _______   Joint Tenants     _______  Tenants in Common
_______     Uniform Gift or Transfer to Minors
_______     Other _____________________________________________

I (we) acknowledge receipt of the Prospectus and the terms and conditions described therein. I (we) understand that, after receipt by Summit Bank, this order may not be modified or withdrawn without the consent of Summit Bank.
Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Reorganization, and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security number or Taxpayer Identification number given above is correct; and (2) I am not subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY SUMMIT BANK OR ANY FEDERAL OR STATE GOVERNMENT OR AGENCY.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Thomas J. Curry, Commissioner of the Commonwealth of Massachusetts Office of the Commissioner of Banks at (617) 727-0607.

I further certify that, before purchasing the Common Stock of Service Bancorp, Inc., I received a Prospectus. The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. See the "Risk Factors" section of the Prospectus. In executing this Stock Order Form I affirm that I have read the Prospectus and am aware of the risks associated with investing in Service Bancorp, Inc. Common Stock.

____________________________________________________________________________
Signature                                            Date

____________________________________________________________________________
Additional Signature (if required)                   Date

                For assistance, please call the Stock Information
           Center, Summit Bank, at (508) ___-_______ from 9:00 a.m. to
              5:00 p.m., Massachusetts Time, Monday through Friday.

                        GUIDELINES FOR REGISTERING STOCK

         For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registration which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your Service Bancorp, Inc. common stock should be registered, see your legal advisor.

         To ensure correct registration, please follow the instructions for the ownership you select.
--------------------------------------------------------------------------------
GENERAL INSTRUCTION:       o        Include the first name, middle initial,  and
                                    last name of each person listed. Avoid the use of an initial in place of the first name.

                           o Do not use titles such as Mr., Mrs., Dr., etc.

                           o        Omit  words  that  do not  affect  ownership
                                    rights  such as  special  account,  personal
                                    property, etc.
--------------------------------------------------------------------------------
INDIVIDUAL:                Instructions:  Print the first name,  middle initial,
                           and last name of the  person in whose  name the stock
                           is to be registered.  You may not list  beneficiaries
                           for this ownership.
--------------------------------------------------------------------------------
JOINT TENANTS:             Joint Tenancy with Right of  Survivorship  identifies
                           two or more persons as owners of the stock.  Upon the
                           death of one of the owners,  ownership  automatically
                           passes  to  the  surviving  tenant(s).  Instructions:
                           Print the first name,  middle initial,  and last name
                           of each co-tenant. You may not list beneficiaries for
                           this ownership.
--------------------------------------------------------------------------------
UNIFORM GIFTS TO           For residents of certain states, stock may be held in
MINORS/UNIFORM             the name of a  custodian  for the  benefit of a minor
TRANSFERS TO               under  the  Uniform  Transfers  to  Minors  Act.  For
MINORS:                    residents of most other states,  stock may be held in
                           a similar type of ownership under the Uniform Gifts to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

                           Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

                           On the first NAME line, print the first name, middle initial, and last name of the custodian, with the abbreviation CUST after the name

                           Print the first name, middle initial, and last name of the minor on the second NAME line. Only one custodian and one minor may be designated.

                           Please indicate the minor's social security number in the signature block.
--------------------------------------------------------------------------------
OTHER: Generally, fiduciary relationships (such as Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                           Instructions: On the first NAME line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first NAME line. Following the name, print the fiduciary title such as conservator, personal representative, etc.

                           On the second NAME line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the date and type of legal document establishing the fiduciary relationship (agreement, court order, etc.) (Use the space marked OTHER if necessary). Please contact us if you have any questions. EXAMPLE OF A FIDUCIARY
                           REGISTRATION: John D. Smith Trustee for Tom A. Smith Under Agreement Dated 06/09/74. PLEASE NOTE THAT TOTTEN TRUST AND PAYABLE ON DEATH OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK. For example, stock cannot be registered as John Doe Trustee for Jane Doe or John Doe Payable on Death to Jane Doe.
--------------------------------------------------------------------------------
NASD AFFILIATION: Please refer to the NASD AFFILIATION statement on the face of this form. If applicable, initial where indicated and check the box. the
                           National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the Interpretation) restricts the sale of a hot issue (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are required to indicate that they will comply with certain conditions required for an exemption from the restrictions.
--------------------------------------------------------------------------------

                               CERTIFICATION FORM
           (This Signed Form Must Accompany A Signed Stock Order Form)

         I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF SERVICE BANCORP. (THE "CORPORATION"), THE PROPOSED HOLDING COMPANY FOR SUMMIT BANK (THE "BANK"), ARE NOT GUARANTEED BY THE CORPORATION, THE BANK OR THE FEDERAL GOVERNMENT.

         If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Thomas J. Curry, Commissioner of the Commonwealth of Massachusetts Office of the Commissioner of Banks at (617) 727-0607.

         I further certify that, before purchasing the shares of Common Stock of the Corporation, I received a copy of the Prospectus dated August ___, 1998 which discloses the nature of the shares of Common Stock being offered thereby, and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page ___ of the Prospectus:

         1. Growth of the Bank's Commercial Business and Commercial Real Estate Lending
         2.       Mutual   Company   Control   of  Stock   Company   and   Other
                  Anti-Takeover Provisions
         3.       Uncertainty as to Future Growth Opportunities
         4.       Sensitivity to Changes in Interest Rates
         5.       Geographic Concentration of Loans
         6.       Potential   Increased    Compensation   Expenses   after   the
                  Reorganization and Offering
         7.       Financial Benefits to Officers and Directors
         8.       Possible Dilutive Effect of Issuance of Additional Shares
         9.       Strong Competition Within the Bank's Market Area
         10.      Regulatory Oversight and Legislation
         11.      Absence of Market for Common Stock
         12. Possible Increase in Estimated Valuation Range and Number of Shares Issued
         13.      Role of the Financial Advisor/Best Efforts Offering
         14.      Conversion of Mutual Company to Stock Form
         15.      Conditions to Closing of the Offering
         16.      Dependence on Key Personnel
         17.      Technology Risks and Year 2000 Problem

         For a more detailed description of the risks involved in the offering, see "Risk Factors" at pages ___ through ___ of the Prospectus.

Signature: ____________________________________________________

Signature: ____________________________________________________

(Note:  If stock is to be held jointly, both parties must sign)

Date: ______________________